                                                                   Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Westfield Financial, Inc.'s Registration Statement Nos. 333-73132 and 333-98903 on Forms S-8 of our report dated March 9, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting of Westfield Financial Inc. and subsidiaries which appear in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 13, 2007